EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Rakesh Sachdev, George L. Miller and Douglas W. Rau and each of them (with full power to each of them to act alone), his or her true and lawful attorneys in fact and agents, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign a registration statement on Form S-8 concerning certain shares of common stock, par value $1.00 per share, of Sigma-Aldrich Corporation, a Delaware corporation, under the Sigma-Aldrich 401(k) Retirement Savings Plan and any and all amendments (including post-effective amendments and documents in connection therewith) thereto, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates set forth below.

Signature	Title	Date
/s/ Rebecca M. Bergman Rebecca M. Bergman	Director	August 10, 2012
/s/ George M. Church George M. Church	Director	August 10, 2012
/s/ W. Lee McCollum W. Lee McCollum	Director	August 10, 2012
/s/ Avi M. Nash Avi M. Nash	Director	August 10, 2012
/s/ Steven M. Paul Steven M. Paul	Director	August 10, 2012
/s/ J. Pedro Reinhard J. Pedro Reinhard	Director	August 10, 2012
/s/ D. Dean Spatz D. Dean Spatz	Director	August 10, 2012
/s/ Barrett A. Toan Barrett A. Toan	Chairman and Director	August 10, 2012